Exhibit 99.1

September 8, 2011

NEWS RELEASE

PALMARITO EXPANSION DRILLING CONTINUES TO RETURN GOOD RESULTS

STARTING AT SURFACE - GROWING OPEN PIT POTENTIAL

237.6 GPT SILVER OVER 12.2 METERS

263.2 GPT SILVER OVER 6.5 METERS

TORONTO, ONTARIO (September 8, 2011) US GOLD CORPORATION (NYSE: UXG) (TSX: UXG) is pleased to announce exploration results from its Palmarito deposit, part of the El Gallo complex in Sinaloa State, Mexico, where Phase 1 mining is planned for mid-2012.  Drill results continue to show excellent potential for open pit resource growth, in addition to higher silver grades.

Exploration Highlights

•                  Near surface mineralization continues to expand in size and importance:

• 237.6 gpt silver over 12.2 m, including 891.0 gpt silver over 2.0 m — from surface

• 263.2 gpt silver over 6.5 m, including 500.0 gpt silver over 1.0 m — from surface

•                  Drilling extends mineralization at depth, encountering the highest grades to date at Palmarito:

• 5,870.0 gpt silver over 0.4 m

•                  Drilling to increase the confidence associated with the mineralization and upgrade inferred resources to the measured and indicated categories continues to meet expectations:

• 523.1 gpt silver over 2.9 m

• 123.0 gpt silver over 7.0 m

• 102.0 gpt silver over 18.3 m

• 130.0 gpt silver over 12.0 m

•                  Testing historic reverse circulation holes with core drilling continues to return better silver grades, indicating an opportunity to add ounces in previously defined areas:

• 87.4 gpt silver over 17.0 m (Grade increased by 77% over same thickness)

US Gold’s exploration team has had considerable success extending the higher grade portions of the near surface resource at Palmarito this year. Through this work, the geological understanding of the mineralization has been greatly improved. Numerous intersections of impressive grades and thicknesses have been encountered, illustrating the potential to increase the size of the open pit resource. With on-

going success, US Gold believes Palmarito could become an important contributor of future silver production for the El Gallo complex.

Near Surface Mineralization Continues to Grow

The three most important holes recently drilled at Palmarito were PMX-142, PMX-145 and PMX-130. These holes extended the near surface zone by approximately 25 meters (80 ft) up-dip, at two separate areas of the project (Fig 2).  These areas represent just two of several important targets that have been identified for expansion. The targets were not tested previously because a specialized drill was required to access the area. The potential to extend the zone further appears promising and several follow up holes have already been completed.

Hole #	Silver	Gold	Length	From	Silver	Gold	Length	From
	(gpt)	(gpt)	(meters)	(meters)	(opt)	(opt)	(feet)	(feet)

PMX-142	263.2	0.3	6.5	0.0	7.7	0.01	21.3	0.0
Including	500.0	0.5	1.0	0.0	14.6	0.01	3.3	0.0

PMX-145	237.6	0.2	12.2	0.0	6.9	0.01	40.0	0.0
Including	891.0	0.2	2.0	3.6	26.0	0.01	6.6	11.8

PMX-130	105.4	—	3.0	0.0	3.1	—	9.8	0.0
And	108.2	0.1	2.6	10.4	3.2	—	8.5	34.1

PMX-153	82.9	—	7.1	0.0	2.4	—	23.3	0.0

PMX-133	75.8	—	5.5	40.3	2.2	—	18.0	132.2

PMX-144	86.0	0.1	6.4	61.6	2.5	—	21.0	202.1
Including	166.0	0.5	1.5	63.1	4.8	0.01	4.9	207.0

Expanding Resources - Identifying Mineralization at Depth

Holes PMX-118 and 132 successfully intersected mineralization 50 m (165 ft) below the known limits of the zone. PMX-132 intersected the highest silver grades ever recorded at Palmarito in a narrow intercept that returned 5,870 gpt silver over 0.4 meters. This area, located along the west flank of the deposit, has recently been returning multiple intersections with values greater than +1,000 gpt silver, highlighting the potential for higher grade mineralization. Highlights from the area are shown below:

Hole #	Silver	Gold	Length	From	Silver	Gold	Length	From
	(gpt)	(gpt)	(meters)	(meters)	(opt)	(opt)	(feet)	(feet)

PMX-118	128.5	—	5.2	145.8	3.7	—	17.1	478.3
Including	242.0	—	1.6	147.0	7.1	—	5.2	482.3

PMX-132	5,870.0	1.5	0.4	103.5	171.2	0.04	1.3	339.6

PMX-089(1)	638.0	0.3	2.9	46.1	18.6	0.01	9.5	151.2
Including	1,745.0	0.4	0.4	47.6	50.9	0.01	1.3	156.2

PMX-079(2)	458.2	0.1	8.4	28.6	13.4	—	27.6	93.8
Including	1,009.7	0.1	2.3	29.0	29.4	—	7.5	95.1

PMX-071(3)	184.6	0.3	25.9	0.0	5.4	0.01	85.0	0.0
Including	959.0	0.4	1.8	0.0	28.0	0.01	5.9	0.0
Including	948.0	1.6	1.2	16.6	27.7	0.05	3.9	54.5

(1)Previously Released on June 29th, 2011, (2) Previously Released on May 17th, 2011, (3) Previously Released on April 26th, 2011.

Delineation Drilling Confirms Continuity of Resources

Delineation drilling at Palmarito has been successful at confirming the nature of the inferred mineralization, with the majority of holes returning higher than anticipated silver grades. This is expected to have a positive impact on the total mineable ounces in the resource. Delineation drilling is expected to continue throughout the remainder of 2011 in order to continue converting inferred mineralization to the measured and indicated categories and increase the confidence associated with the mineralization. This drilling is required in order to prepare a reserve estimate for the project.

Hole #	Silver	Gold	Length	From	Silver	Gold	Length	From
	(gpt)	(gpt)	(meters)	(meters)	(opt)	(opt)	(feet)	(feet)

PMX-125	123.0	0.3	7.0	84.0	3.6	0.01	23.0	275.6

PMX-134	84.8	—	6.0	16.0	2.5	—	19.7	52.5

PMX-138	64.6	0.4	14.1	102.9	1.9	0.01	46.3	337.6

PMX-140	523.1	0.2	2.9	53.7	15.3	0.01	9.5	176.2
Including	966.2	0.2	1.3	54.5	28.2	0.01	4.3	178.8

PMX-143	130.0	0.1	12.0	123.1	3.8	—	39.4	403.9
Including	395.0	0.1	1.1	125.3	11.5	—	3.6	411.1

PMX-149	92.6	—	7.0	10.0	2.7	—	23.0	32.8

PMX-150	102.0	0.1	18.3	19.8	3.0	—	60.0	65.0

PMXGT-01	297.7	—	4.2	0.0	8.7	—	13.8	0.0
Including	743.0	—	0.9	2.0	21.7	—	3.0	6.6

Early Testing Continues to Upgrade Historical Drill Holes

On June 29th, US Gold announced the results of a new core hole that twinned a historic reverse circulation hole based on the belief that the historic grades were understated. The initial hole showed a 49% increase in silver grade. Since then, one additional hole has been received that showed a 77% increase in grade over the same thickness. US Gold has decided to twin the remaining historic holes at Palmarito with core, which will consist of 45 holes totaling 4,000 meters (13,125 ft) of drilling. The final results from this program will be released once all assays have been received and analyzed.  Should this upgrading trend continue, US Gold believes it will have a positive impact on the resource size and grade.

Hole #	Silver	Gold	Length	From	Silver	Gold	Length	From
	(gpt)	(gpt)	(meters)	(meters)	(opt)	(opt)	(feet)	(feet)

PMX-123 (New)	87.4	0.1	17.0	33.0	2.5	—	55.8	108.3
Including	323.0	—	1.0	34.6	9.4	—	3.3	113.5
Including	152.8	0.1	5.0	45.0	4.5	—	16.4	147.6

P13 (Historic)	49.3	0.1	17.0	29.6	1.4	—	55.8	97.1
Grade Increase	77%

PHASE 1 MINING SCHEDULED FOR MID-2012

On August 31st, US Gold announced the approval of Phase 1 development at the El Gallo complex, with mining expected to commence mid-2012. The El Gallo complex includes the El Gallo and Palmarito silver deposits and the Magistral gold deposits, located within a 13 km (8 mile) radius. Phase 1 will focus on the permitted satellite gold deposits at the project and is expected to produce 30,000 ounces of gold per year after initial ramp up. This decision is expected to generate cash flows approximately two years earlier than originally planned. Capital costs are low and the projected cash flow will help fund Phase 2 (including Palmarito), which is forecasted to produce an additional 5 million ounces of silver per year, beginning in 2014.

ABOUT US GOLD (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 2.3 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold. On June 14, 2011 the Company announced that Mr. McEwen proposed to combine the Company with Minera Andes to create a high growth, low-cost, mid-tier silver producer operating in the Americas. Each Minera Andes shareholder would receive 0.45 of a US Gold share for every Minera Andes share held.

This news release has been viewed and approved by John Read, CPG, US Gold’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties.

Samples from the core drilling were split on-site at the Company’s El Gallo Complex.  One quarter to one half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 1500 ppm silver or 10 ppm gold were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples.

All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. The true width of the mineral zone has not been determined.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Jenya Mescheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com

Table 1. Drill Results: Core Holes Assays	September 2011

Hole #	Silver	Gold	Length	From	Azimuth	Dip	Easting	Northing
	(gpt)	(gpt)	(meters)	(meters)
Palmarito
PMX-117	51.5	—	10.1	84.5	230°	-75°	201371	2830634
And	94.1	—	1.5	102.5

PMX-118	128.5	—	5.2	145.8	0°	-90°	201406	2830371
Including	242.0	—	1.6	147.0

PMX-119	63.3	—	7.1	157.3	290°	-65°	201048	2830216
Including	102.9	—	3.2	157.3

PMX-120	45.8	0.4	2.0	92.0	280°	-75°	201351	2830237

PMX-121	87.9	0.3	1.9	86.1	0°	-90°	201340	2830306

PMX-122	57.9	0.1	3.9	77.5	0°	-90°	201344	2830368
Including	98.9	0.1	0.9	77.5

PMX-123	87.4	0.1	17.0	33.0	205°	-60°	201280	2830643
Including	323.0	—	1.0	34.6
Including	152.8	0.1	5.0	45.0

PMX-124	73.1	—	2.5	83.9	180°	-70°	200940	2830411

PMX-125	123.0	0.3	7.0	84.0	0°	-90°	201362	2830412

PMX-126	—	—	—	—	180°	-50°	200847	2830576

PMX-127	58.8	0.1	2.0	7.2	290°	-60°	201039	2830267
And	141.6	0.3	2.6	122.5
And	208.4	0.1	1.0	177.0

PMX-128	74.3	0.2	4.0	75.9	280°	-60°	201357	2830277

PMX-129	—	—	—	—	180°	-50°	200937	2830545

PMX-130	105.4	—	3.0	0.0	280°	-45°	201201	28301221
And	108.2	0.1	2.6	10.4

PMX-131	56.2	1.1	3.4	72.6	230°	-70°	201302	2830719

PMX-132	5,870	1.5	0.4	103.5	180°	-65°	200889	2830575

PMX-133	75.8	—	5.5	40.3	180°	-45°	200874	2830543
And	66.3	—	2.7	119.1

PMX-134	84.8	—	6.0	16.0	280°	-50°	201239	2830146

PMX-135	97.0	—	0.3	65.5	280°	-50°	201239	2830145
And	94.8	—	0.3	69.5

PMX-136	57.4	—	6.0	20.0	280°	-55°	201239	2830163

PMX-137A	119.0	0.5	1.2	60.3	0°	-90°	201065	2830625

Hole #	Silver	Gold	Length	From	Azimuth	Dip	Easting	Northing
	(gpt)	(gpt)	(meters)	(meters)
PMX-138	64.6	0.4	14.0	102.9	0°	-90°	201351	2830751

PMX-139	—	—	—	—	110°	-50°	201058	2830532

PMX-140	523.1	0.2	2.9	53.7	280°	-80°	201342	2830384
Including	966.2	0.2	1.3	54.5

PMX-142	263.2	0.3	6.5	0.0	120°	-60°	201099	2830548
Including	500.0	0.5	1.0	0.0

PMX-143	130.0	0.1	12.0	123.1	230°	-70°	201402	2830674
Including	395.0	0.1	1.1	124.2

PMX-144	86.0	0.1	6.4	61.6	250°	-50°	201048	2829926
Including	166.0	0.5	1.5	63.1

PMX-145	237.6	0.2	12.2	0.0	280°	-10°	201240	2830274
Including	891.2	0.2	2.0	3.6
And	62.1	—	4.0	37.5

PMX-149	92.6	—	7.0	10.0	0°	-90°	201096	2830590

PMX-153	82.9	—	7.1	0.0	230°	-12°	201246	2830524

PMXGT-01	297.7	—	4.2	0.0	180°	-45°	201152	2830568
Including	743.0	—	0.9	2.0

US★GOLD

Figure 1
El Gallo Complex

Sept 2011

Proposed Mill
El Gallo
Silver (Phase 2)
Heap Leach Pad
Palmarito
Silver (Phase 2)
Magistral
Gold (Phase 1)
Legend
US Gold Concessions
Mineralized Veins
Proposed Process Facilities
N
0 3 6
Miles
0 5 10
Km
180000
190000
200000
210000
220000
230000
240000
250000
2880000
2870000
2860000
2850000
2840000
2830000

US★GOLD

Figure 2
Palmarito Resource

Sept 2011

Legend
Measured & Indicated
Inferred
Sept 2011 Core Hole
Pit Outline
PMX-125 = Drill Hole #
Pit Design
$18 Silver Price
PMX-138
PMX-143
PMX-123
PMXGT-01
PMX-149
PMX-150
PMX-132
PMX-133
PMX-153
PMX-142
PMX-125
PMX-118
PMX-140
PMX-145
PMX-134
PMX-130
PMX-144